ALLEGHENY ENERGY SOLUTIONS, INC.
                                    BALANCE SHEET
                               As of September 30, 1998


Assets
Property, Plant and Equipment:
   At Original Cost                                       $424,505
   Accumulated Depreciation                                (16,468)
                                                           408,037
Current assets:
   Cash                                                  2,156,815
   Accounts Receivable:
        Electric Service                                 3,816,872
        Other                                            2,093,696
        Allowance for Uncollectibles                       (98,723)
   Accounts Receivable - Affiliates                         10,008
                                                         7,978,668
Deferred charges:
   Other                                                    36,218

          Total Assets                                  $8,422,923


Capitalization and Liabilities
Capitalization:
   Common stock                                             $1,000
   Other paid-in capital                                 3,242,620
   Retained earnings                                    (2,301,604)
                                                           942,016
Current liabilities:
   Short - Term Debt                                             0
   Accounts payable - Affiliated                           599,551
   Accounts payable - Other                              2,144,186
   Taxes accrued:
        Federal & State Income                           3,209,414
        Other                                              884,502
                                                         6,837,653
Deferred credit and liabilities
   Other                                                   643,254

          Total Capitalization and Liabilities          $8,422,923

                                 Unaudited